UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NORTH AMERICAN ENERGY RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NA

NORTH AMERICAN ENERGY RESOURCES, INC.
11005 ANDERSON MILL ROAD
AUSTIN, TEXAS  78750

April 3, 2009

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of North American Energy Resources, Inc. (the “Company”) to be held at Comfort Suites, 7501 E. Ben White Blvd., Austin, Texas, on April 23, 2009, at 10:00 a.m.  Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID envelope.

If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Your Board of Directors recommends that you vote in favor of the proposal outlined in the Proxy Statement. Please refer to the Proxy Statement for detailed information on the proposals.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our company. We look forward to seeing you at the Special Meeting.

Sincerely,

Ross E. Silvey
Chief Executive Officer

NORTH AMERICAN ENERGY RESOURCES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 23, 2009

To the Stockholders of North American Energy Resources, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of North American Energy Resources, Inc., a Nevada corporation (the “Company”), will be held at Comfort Suites, 7501 E. Ben White Blvd., Austin, Texas, on April 23, 2009, at 10 a.m., for the following purposes:

1. To amend the Company’s Amended and Restated Certificate of Incorporation to authorize a reverse stock split of the Company’s common stock of fifty–to-one (50-to-1).

2. To act upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The board of directors of the Company has fixed the close of business on April 1, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Special Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. This proxy is being mailed to the Stockholders beginning on or about April 3, 2009.

By Order of the Board of Directors,

/s/ Ross E. Silvey
Chief Executive Officer

Austin, Texas
April 3, 2009

NORTH AMERICAN ENERGY RESOURCES, INC.
11005 ANDERSON MILL ROAD
AUSTIN, TEXAS  78750
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of North American Energy Resources, Inc., a Nevada corporation (“North American” or the “Company”), in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at a special meeting of stockholders (the “Special Meeting”) to be held on April 23, 2009, at 10:00 a.m. at Comfort Suites, 7501 E. Ben White Blvd., Austin, Texas, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.

Our complete mailing address is 11005 Anderson Mill Road, Austin, Texas  78750. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge in electronic or paper form upon request to us after they are electronically filed with, or furnished to, the Securities and Exchange Commission. All materials filed by us with the Commission can also be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s Web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

SOLICITATION, RECORD DATE AND VOTING PROCEDURES

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 1, 2009 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our capital stock entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, we had 31,057,667 shares of common stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority of these shares of common stock, either in person or by proxy, voting together as a single class will constitute a quorum for the transaction of business at the Special Meeting. The Company’s Secretary, Susan Willis, will tabulate votes cast by proxy and act as inspector of elections to tabulate votes cast in person at the Special Meeting. On all matters, each outstanding share of common stock on the Record Date is entitled to one vote.

Under the Nevada Revised Statutes, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

All matters to be acted upon by the stockholders at the Special Meeting will require the approval of the holders of a majority of all of the issued outstanding common stock of the Company. With respect to such matters, abstentions and broker non-votes will have the effect of negative votes against the proposal being presented.

THE PROXY

The person named as proxyholder, Ross Silvey, was selected by our board of directors and currently serves as an executive officer of the Company.

All shares represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, shares of our common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the amendment to the Amended and Restated Certificate of Incorporation to effect a reverse split of our common stock. We presently do not know of any other business to be conducted at the Special Meeting.

REVOCABILITY OF PROXY

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Susan Willis, our Corporate Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Special Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Special Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Special Meeting.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

OVERVIEW

The board has approved a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of fifty-to-one (50-to-1). The board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our Amended and Restated Certificate of Incorporation to effect this reverse stock split whereby each fifty (50) outstanding shares of our common stock, consisting only of whole shares, will be combined into one (1) share of our common stock. Pending stockholder approval, the board will have the sole discretion pursuant to Section 78.2055 if the Nevada Revised Statutes to elect, as it determines to be in the best interests of North American and its stockholders, whether or not to affect a reverse stock split, at any time before its effectiveness. Holders of any fractional shares after the effectiveness of the reverse split shall no longer have any voting powers relating to such fractional shares, but shall have the right to receive cash for such fractional share(s). The board believes that stockholder approval of an amendment granting the board this discretion provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of North American and its stockholders.

By approving this amendment, stockholders will approve an amendment to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of 50 outstanding shares would be combined into one (1) share of our common stock and authorize the board to file such amendment as determined by the board in the manner described herein. The board may also elect not to do any reverse split.

If approved by the stockholders, and following such approval the board determines that affecting a reverse stock split is in the best interests of North American and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Nevada.

If the board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio of 50-to-1. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, North American is authorized to issue up to a total of 200,000,000 shares of capital stock, consisting of 100,000,000 shares of preferred stock and 100,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. The par value of our common stock and preferred stock would remain unchanged at $0.001 per share as well.

The original shareholders of the Company had agreed to an equity investment of $1,500,000 as an incentive for North American Exploration, Inc. to be acquired by North American Energy Resources, Inc. in July 2008.  As of March 31, 2009, the Company had received $200,000 of this amount.  The Company received confirmation in early February 2009 that these shareholders had decided to default on their agreement, which has delayed the Company's plans for drilling and developing its acreage.

Accordingly, as a result of the default, the Company will need to raise up to $1,500,000 to complete its business plan and would intend to use the issuance of authorized but unissued shares to accomplish this goal.  No definitive plans exit at this time.

REASONS FOR THE REVERSE STOCK SPLIT

The purpose of the reverse split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares.  In approving the reverse split, the board of directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.  The Board of Directors also believes that most investment funds are reluctant to invest in lower priced stocks.

The Board of Directors proposed the reverse split as one method to attract investors, negotiate with creditors and locate business opportunities in the Company.  The Company believes that the reverse split may improve the price level of the Company’s common stock and that this higher share price could help generate additional interest in the Company.

However, the effect of the reverse split upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied.  There can be no assurance that the market price per share of the Company’s Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split.  The market price of the Company’s Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Our common stock is currently quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”).

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the board that a reverse stock split is in the best interests of North American and its stockholders.

Notwithstanding approval of the reverse stock split by the stockholders, the board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Nevada not to effect the reverse stock split prior to filing of the amendment to the Certificate of Incorporation effecting the reverse stock split. If the board fails to implement the reverse stock split prior to the one-year anniversary of this Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLIT

General.  Pursuant to the reverse split, each 50 shares of the Company’s Common Stock issued and outstanding immediately prior to the effectiveness of the reverse split, will become one share of Common Stock after consummation of the reverse split.

Accounting Matters.  The reverse split will not affect the par value of the Company’s common stock.  As a result, on the effective date of the reverse split, the stated par value capital on the Company’s balance sheet attributable to Common Stock would be reduced to 1/50 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The net income or loss per share and net book value per share will be increased because there will be fewer shares.

Effect on Authorized and Outstanding Shares.  There are 30,577,667 shares of common stock issued and outstanding.  As a result of the reverse split, the number of shares of capital stock issued and outstanding (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the reverse split, divided by 50.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the reverse split will remain the same.  It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change, solely as a result of the reverse split.

The reverse split will be effectuated simultaneously for all of the Company’s Common Stock and the exchange ratio will be the same for all shares of the Company’s Common Stock.  The reverse split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholders owning a fractional share.  See “Fractional Shares” below.  The reverse split will not alter the respective voting rights and other rights of shareholders.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements.  The proposed reverse split will not affect the registration of the Company’s Common Stock under the Exchange Act.  The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance.  As a result of the reverse split, there will be a reduction in the number of shares of Common Stock issued and outstanding from 31,057,667 to 621,154 and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse split from 68,942,333 to 99,378,846.  The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

The Reverse Split might also produce other negative effects.  Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete.  The Board does not intend for the Reverse Split to have any anti-takeover effects and has no current plan or intention to issue the additional shares of authorized and unissued common stock that would become available as a result of the Reverse Split.

Effecting the reverse stock split may subject the Company's existing shareholders to future dilution of their ownership and voting power in the company, because more authorized but unissued stock will be available to the Company.

EFFECTIVE DATE

The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Nevada. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the board within the limits set forth in this proposal.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the nearest whole number.

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets.  It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation.  This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws.  Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.  Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any shareholder’s proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the reverse stock split.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Abstentions and broker “non-votes”  will have the same effect as “no” votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
 THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
 INCORPORATION TO
 EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2009, unless otherwise noted, by:

• each of our named executive officers;

• each of our directors and nominees;

• each person known by us to beneficially own more than 5% of our common stock; and

• all of our executive officers, directors and nominees as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director, nominee or beneficial owner of more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 31,057,667 shares of common stock outstanding as of April 1, 2009.  The number of shares of common stock beneficially owned by each person and the percentage ownership of each person include any shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of April 1, 2009, if any.

Unless otherwise indicated, the address for the following stockholders is c/o North American Energy Resources, Inc, 11005 Anderson Mill Road, Austin, Texas  78750.

CERTAIN BENEFICIAL OWNERS

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	% of Class

Common	Avenel Financial Group, Inc.	2,875,000	9.26%

Common	Richard Clark	2,745,000	8.84%

SECURITY OWNERSHIP OF MANAGEMENT

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	% of Class

Common	Ross E. Silvey	-	0.00%

Common	All officers and directors as	-	0.00%
	a Group (1 persons)

OTHER MATTERS

The board of directors knows of no other business which will be presented at the Special Meeting.  If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Ross E. Silvey
Chief Executive Officer

Austin, Texas
April 3, 2009

PROXY

NORTH AMERICAN ENERGY RESOURCES, INC. PROXY FOR A SPECIAL MEETING OF
 STOCKHOLDERS, APRIL 23, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ross Silvey, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at a Special Meeting of Stockholders of North American Energy Resources, Inc. (the “Company”) to be held on April 23, 2009, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of a Special Meeting of Stockholders to be held on April 23, 2009, and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE PROPOSAL, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED PROPOSAL. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize a reverse stock split of the Company’s common stock of 50-to-1.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. In accordance with the discretion of the Proxy holders, to act upon all matters incident to the conduct of the Special Meeting and upon other matters as may properly come before the Special Meeting.

Dated: April _____, 2009

Signature:
Title(s)

NOTE: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.